UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2005

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana		46240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into a Material Definitive Agreement

On December 14, 2005, Duke Realty Corporation, an Indiana corporation (the “Company”) and the general partner of Duke Realty Limited Partnership, entered into a Letter Agreement regarding executive severance (the “Agreement”) with the following executive officers:  Dennis D. Oklak, Robert M. Chapman, Matthew D. Cohoat, James B. Connor, Denise K. Dank, Howard L. Feinsand, Robert D. Fessler, Donald Hunter, Steven R. Kennedy, Paul R. Quinn, and Chris Seger.

Under the terms set forth in the Agreement, each executive officer who voluntarily terminates his employment will be entitled to separation payments totaling an amount equal to such officer’s annual base pay in effect on the last day of the calendar year immediately preceding the calendar year in which the executive officer’s employment is terminated. If the Company terminates the executive officer’s employment for cause (as defined in the Agreement), the executive officer will be entitled to separation payments totaling ten thousand dollars ($10,000.00).  If the Company terminates the executive officer’s employment for any reason other than for cause, and there has been no change of control (as defined in the Agreement), the executive officer’s termination will be considered a separation for other than cause. In the event the Company terminates the executive officer’s employment for other than cause, the executive officer will be entitled to receive separation payments totaling an amount equal to two (2) times the sum of (i) his annual base pay in effect on the last day of the calendar year immediately precedingt the calendar year in which  his employment is terminated, plus (ii) any annual cash incentive bonus paid or payable with respect to services performed during that year.  If the Company terminates the executive officer’s employment within one (1) year of a change in control of the Company, or if the executive officer terminates his employment by the Company voluntarily for good reason, the exective officer will be entitled to receive separation payments totaling an amount equal to three (3) times the sum of (i) the executive officer’s annual base pay in effect on the last day of the calendar year immediately preceding the calendar year in which the executive officer’s employment is terminated, plus (ii) any annual cash incentive bonus paid or payable with respect to services performed during that year.  The foregoing description of the terms of the Agreement is qualified in its entirety by the Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits

(c)                                  Exhibits.

10.1         Form of Letter Agreement Regarding Executive Severance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its sole general partner

By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and
Secretary

Dated:    December 19, 2005